UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2009

MedQuist Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Boulevard, Suite 300, Mount Laurel, New Jersey		08054-4632
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	856.206.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

This Form 8-K/A amends the Current Report on Form 8-K filed by MedQuist Inc. (the "Company") on April 6, 2009 regarding the transcription services agreement (the "2009 TSA") that MedQuist Transcriptions, Ltd ("MedQuist TL"), a wholly-owned subsidiary of the Company, entered into with CBay Systems & Services, Inc. ("CBay Systems & Services") on April 3, 2009. CBay Systems & Services is an affiliate of the Company’s majority shareholder, CBay, Inc. ("CBay, Inc."), which owns approximately 70% of the Company’s outstanding common stock.

Pursuant to the 2009 TSA, MedQuist TL will outsource certain medical transcription services to CBay Systems & Services. Under the 2009 TSA, MedQuist TL will pay CBay Systems & Services a per line fee based on each transcribed line of text processed and the specific type of service provided. CBay Systems & Services will perform its services using MedQuist TL’s DocQment Enterprise Platform ("DEP") and will be held to certain performance standards and quality guidelines set forth in the 2009 TSA. The specific services to be performed will be set forth in order forms delivered by MedQuist TL to CBay Systems & Services from time to time during the term of the 2009 TSA. Each order form shall include MedQuist TL’s proposal to CBay Systems & Services of the projected volume in hours of dictation that MedQuist TL desires to provide to CBay Systems & Services for transcription and editing. Upon agreement and execution of an order form by MedQuist TL and CBay Systems & Services, MedQuist TL must offer CBay Systems & Services not less than 80% of all volume projections set forth in an executed order form.

The 2009 TSA will expire on April 3, 2012 unless sooner terminated by either party. In addition, either party may terminate the 2009 TSA immediately upon written notice to the other party in the event the other party breaches any material obligation under the 2009 TSA and fails to cure such breach within 30 days or the other party files for bankruptcy.

The 2009 TSA has been filed by the Company as an exhibit to its quarterly report on Form 10-Q for the quarter ending June 30, 2009, as amended by a Form 10-Q/A filed on December 10, 2009, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment

MedQuist TL and CBay Systems & Services are also parties to (i) a subcontracting agreement dated March 31, 2009 (the "Subcontracting Agreement"), pursuant to which CBay Systems & Services may subcontract certain medical transcription, editing and related services to MedQuist TL and (ii) a transcription services agreement dated September 15, 2008 (the "2008 TSA") pursuant to which MedQuist TL outsourced certain medical transcription services to CBay Systems & Services. The 2008 TSA embodied a pilot program with CBay Systems & Services, governing a limited scope of work to ensure that such an outsourcing arrangement was feasible. Following this pilot, MedQuist TL entered into the 2009 TSA which has a larger scope of work. The 2009 TSA superseded the 2008 TSA and after MedQuist TL and CBay Systems & Services entered into the 2009 TSA, the 2008 TSA was no longer necessary. The Company’s Current Report on Form 8-K filed on November 3, 2009 disclosed the termination of the 2008 TSA.

In addition, the Company is a party to a services agreement (the "Services Agreement") with CBay, Inc. dated September 19, 2009 pursuant to which certain senior executives and directors of CBay, Inc. render to the Company, upon the request of the Company’s Chief Executive Officer, certain advisory and consulting services in relation to the affairs of the Company and its subsidiaries, as set forth in the Services Agreement.

Except for the 2009 TSA, the Subcontracting Agreement, and the Services Agreement, neither the Company nor any of its subsidiaries is a party to any agreement with CBay Systems & Services, CBay, Inc. or any other affiliate of CBay Systems & Services or CBay, Inc.

To ensure the terms of the 2009 TSA and the transactions arising from the 2009 TSA are not less favorable than what would be obtained in an arm’s-length transaction, the material terms and conditions of the 2009 TSA were reviewed and approved by the Audit Committee of the Company’s Board of Directors pursuant to the Company’s previously disclosed Related Party Transaction Policy. The Company’s Audit Committee is comprised solely of independent directors, none of whom have an interest in the 2009 TSA or the transactions arising from the 2009 TSA.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedQuist Inc.

December 10, 2009	By:	/s/ Mark R. Sullivan

Name: Mark R. Sullivan
Title: General Counsel, Chief Compliance Officer and Secretary